UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2014, Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, HealthPocket, Inc., a Delaware corporation (“HealthPocket”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of the Company (“Merger Sub”), Mr. Bruce Telkamp, an individual (“Telkamp”), Dr. Sheldon Wang, an individual (“Wang”), the equity holders of HealthPocket, and Mr. Randy Herman, as the Representative of the HealthPocket equity holders. The closing of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on July 14, 2014 simultaneous with the signing of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger, Merger Sub merged with and into HealthPocket, with HealthPocket continuing as the surviving entity and an indirect subsidiary of the Company (the “Merger”). The effective time of the Merger was July 14, 2014. Pursuant to the Merger Agreement, at the Closing, the Company paid consideration consisting of approximately $21.9 million in cash and 900,900 shares of the Company’s Class A common stock, $0.001 par value per share (“Common Stock”) (with such shares of the Company’s Common Stock having an agreed upon aggregate value of $10.0 million, or $11.10 per share). A portion of the merger consideration consisting of $3,200,000 in cash was deposited with an escrow agent to fund payment obligations with respect to post-closing working capital adjustments, post-closing indemnification obligations of HealthPocket’s former equity holders, and fees and expenses of the Representative of HealthPocket’s former equity holders.

All vested options and warrants to acquire shares of HealthPocket’s capital stock were terminated in connection with the Merger, and the holders thereof will be paid a portion of the aggregate merger consideration upon the terms and subject to the conditions set forth in the Merger Agreement. All unvested options to acquire shares of HealthPocket’s capital stock were converted into options to acquire shares of the Company’s Common Stock (“Parent Options”) upon the terms and subject to the conditions set forth in the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the former holders of HealthPocket’s capital stock and vested options and warrants (other than Mr. Telkamp and Dr. Wang) may elect to receive cash or shares of the Company’s Common Stock as merger consideration. Mr. Telkamp and Dr. Wang have each agreed to take 50% of any of the shares of the Company’s Common Stock that were issued as part of the aggregate merger consideration that are not elected to be received as merger consideration by the other former holders of HealthPocket’s capital stock and vested options and warrants to acquire shares of HealthPocket’s capital stock. The number of shares of the Company’s Common Stock available as merger consideration for the former holders of HealthPocket’s capital stock and vested options and warrants to acquire shares of HealthPocket’s capital stock will be reduced by the number of shares of the Company’s Common Stock that may be acquired pursuant to all of the Parent Options issued to the former holders of unvested options to acquire shares of HealthPocket’s capital stock.

The aggregate merger consideration is subject to certain customary adjustments following the closing, including a working capital adjustment and adjustments for the actual amount of transaction expenses and indebtedness. Each of HealthPocket and the Company has made customary representations, warranties and covenants in the Merger Agreement. Such covenants include a 3-year non-competition covenant made by Mr. Telkamp and Dr. Wang.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its reports filed with the United States Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The assertions embodied in the representations and warranties made by HealthPocket in the Merger Agreement are qualified in information contained in confidential disclosure schedules that HealthPocket has delivered to the Company in connection with the signing of the Merger Agreement made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Stockholders of the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, HealthPocket or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

The issuance of the shares of the Company’s Common Stock in connection with the Merger was exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof, based upon appropriate representations and certifications that the Company obtained from each former HealthPocket stockholder, option holder and warrant holder receiving shares of the Company’s Common Stock.

Pursuant to the terms and conditions of a registration rights agreement entered into in connection with the Merger Agreement, the Company agreed to file with the SEC a registration statement on Form S-3 to register the resale of the Company’s Common Stock issued as part of the merger consideration pursuant to the Merger Agreement.

The foregoing does not purport to be a complete description of the registration rights agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bruce Telkamp

Effective July 14, 2014, and in connection with the Company’s above-described acquisition of HealthPocket, the Board of Directors of the Company appointed Bruce Telkamp as the Chief Operating Officer of the Company and the continuing Chief Executive Officer of HealthPocket. Mr. Telkamp was also appointed as a member of the Company’s Board of Directors. As Chief Operating Officer of the Company, Mr. Telkamp will serve as the principal operating officer of the Company, and as Chief Executive Officer of HealthPocket, Mr. Telkamp will oversee the business and operations of HealthPocket’s business and operations.

Mr. Telkamp, who is 47 years of age, was a founder of HealthPocket and served as HealthPocket’s Chief Executive Officer since the company’s inception in May 2012. He previously served in various roles at eHealth, Inc. (NASDAQ: EHTH), a publicly traded owner and operator of a private health insurance exchange platform, until April 2012, when he left eHealth. Mr. Telkamp served as executive vice president of business and corporate development at eHealth from November 2008 through April 2012, and he held other senior executive positions with eHealth prior to 2008, including serving as general counsel from 2000 through 2008. Prior to joining eHealth, Mr. Telkamp was the vice president of business development and general counsel of MetaCreations Corporation. Before joining MetaCreations, Mr. Telkamp was an attorney with the law firm of Wilson Sonsini Goodrich & Rosati P.C. in Palo Alto, California. Mr. Telkamp holds a J.D. degree with honors from the University of California, Hastings and a B.A. degree in economics from the University of California, Los Angeles. Mr. Telkamp is a member of the California Bar.

The Board of Directors of the Company believes that Mr. Telkamp’s experience and background make him a qualified and valuable member of the Company’s Board of Directors. In particular, the Board of Directors believes that his experience and background in working with leading-edge technology companies in the health and health IT sectors make him a valuable resource for the Company.

In connection with Mr. Telkamp’s appointment as the Company’s Chief Operating Officer and HealthPocket’s Chief Executive Officer, the Company and Mr. Telkamp entered into an Employment Agreement, dated July 14, 2014, with Mr. Telkamp. The Employment Agreement has a term of one year, and unless prior written notice of termination is given by either party prior to the expiration date of the Employment Agreement, the term of the agreement will be automatically extended for successive one-year periods. Under his Employment Agreement, Mr. Telkamp will be entitled to an annual salary of $275,000 and is eligible to participate in the Company’s long-term incentive plan, and he is also entitled to annual bonus awards and other employee benefits in accordance with their terms. In the event that the Company terminates Mr. Telkamp’s employment without cause or Mr. Telkamp terminates his employment for good reason, Mr. Telkamp will be entitled to an amount equal to his base salary payable in twelve equal monthly installments beginning on the termination date, provided that Mr. Telkamp executes a general release in favor of the Company. “Good reason” includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the agreement that remains uncured following notice of the breach, or relocation of principal place of employment. Mr. Telkamp is subject to non-solicitation covenants that expire 24 months following termination of employment, to non-competition restrictions during the term of employment and during any consulting period that follows his employment, and to confidentiality obligations. Also, pursuant to his Employment Agreement, on July 14, 2014, Mr. Telkamp was granted stock appreciation rights covering 10,000 shares of common stock with an exercise price of $12.13, the closing price of the Company’s common stock on the grant date. The stock appreciation rights vest in increments of 20%, 20%, 20% and 40% on the anniversary dates of the grant, subject to acceleration upon a change in control and certain termination events.

The foregoing does not purport to be a complete description of Mr. Telkamp’s Employment Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Sheldon Wang

Effective July 14, 2014, and in connection with the Company’s above-described acquisition of HealthPocket, the Board of Directors of the Company appointed Dr. Sheldon Wang as the Chief Technology Officer of the Company and the continuing President of HealthPocket. As Chief Technology Officer of the Company, Dr. Wang will oversee the Company’s technology platform, and as President of HealthPocket, Dr. Wang will continue to work with the CEO of HealthPocket to oversee HealthPocket’s business.

Dr. Wang, who is 54 years of age, was a founder of HealthPocket and served as HealthPocket’s President since the company’s inception in May 2012. He previously served in various roles at eHealth, Inc. (NASDAQ: EHTH), a publicly traded owner and operator of a private health insurance exchange platform, until April 2012, when he left eHealth. Dr. Wang served as executive vice president of technology of eHealth from May 2007 until he left in April 2012 and as chief technology officer since 1999. Previously, Dr. Wang was senior vice president of research and development at Eclipsys Corporation, formerly known as HealthVISION, a provider of integrated healthcare enterprise information-technology solutions. Dr. Wang holds a B.S. degree in physics from the Fuzhou University of China, an M.S. degree in physics from Idaho State University and a Ph.D. in medical informatics from the University of Utah.

In connection with Dr. Wang’s appointment as the Company’s Chief Technology Officer and HealthPocket’s President, the Company and Dr. Wang entered into an Employment Agreement, dated July 14, 2014, with Dr. Wang. The Employment Agreement has a term of one year, and unless prior written notice of termination is given by either party prior to the expiration date of the Employment Agreement, the term of the agreement will be automatically extended for successive one-year periods. Under his Employment Agreement, Dr. Wang will be entitled to an annual salary of $275,000 and is eligible to participate in the Company’s long-term incentive plan, and he is also entitled to annual bonus awards and other employee benefits in accordance with their terms. In the event that the Company terminates Dr. Wang’s employment without cause or Dr. Wang terminates his employment for good reason, Dr. Wang will be entitled to an amount equal to his base salary payable in twelve equal monthly installments beginning on the termination date, provided that Dr. Wang executes a general release in favor of the Company. “Good reason” includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the agreement that remains uncured following notice of the breach, or relocation of principal place of employment. Dr. Wang is subject to non-solicitation covenants that expire 24 months following termination of employment, to non-competition restrictions during the term of employment and during any consulting period that follows his employment, and to confidentiality obligations. Also, pursuant to his Employment Agreement, on July 14, 2014, Dr. Wang was granted stock appreciation rights covering 10,000 shares of common stock with an exercise price of $12.13, the closing price of the Company’s common stock on the grant date. The stock appreciation rights vest in increments of 20%, 20%, 20% and 40% on the anniversary dates of the grant, subject to acceleration upon a change in control and certain termination events.

The foregoing does not purport to be a complete description of Dr. Wang’s Employment Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2014, among Health Insurance Innovations, Inc., SV Merger Sub, Inc., HealthPocket, Inc., Bruce Telkamp, Sheldon Wang, any Holder executing a Letter of Transmittal, Option Cancellation Agreement or Parent Option Agreement, and Randy Herman, as the Representative.*

4.1	Registration Rights Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Randy Herman, as the Representative.

10.1	Employment Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Bruce Telkamp.

10.2	Employment Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Sheldon Wang.

*	All disclosure schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted disclosure schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ James P. Dietz

	Name:	James P. Dietz

	Title:	Executive Vice President and Chief Financial Officer

Date: July 16, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2014, among Health Insurance Innovations, Inc., SV Merger Sub, Inc., HealthPocket, Inc., Bruce Telkamp, Sheldon Wang, any Holder executing a Letter of Transmittal, Option Cancellation Agreement or Parent Option Agreement, and Randy Herman, as the Representative.*

4.1	Registration Rights Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Randy Herman, as the Representative.

10.1	Employment Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Bruce Telkamp.

10.2	Employment Agreement, dated as of July 14, 2014, between Health Insurance Innovations, Inc. and Sheldon Wang.

*	All disclosure schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted disclosure schedules to the SEC upon request by the SEC.